UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Correspondence with Financial Advisors and Broker Dealers

Filed as Exhibit 99.1 to this Current Report, and incorporated by reference in this Item 7.01, is the text of a correspondence from Inland Real Estate Income Trust, Inc. (the “Company”) to financial advisors and broker dealers who participated in the Company’s public offering, notifying them that the board of directors of the Company (the “Board”), including all the independent members of the Board, unanimously approved: (i) $9.02 as the estimated per share net asset value (the “Estimated Per Share NAV”) of the Company’s common stock as of December 31, 2015; (ii) $9.02 per share as the purchase price of shares under the Company’s amended and restated distribution reinvestment plan (the “DRP”) purchased after April 7, 2016 and (iii) that, in accordance with the Company’s share repurchase program (the “SRP”), shares accepted for redemption going forward will be redeemed at 92.5%-100% of $9.02 per share depending on the length of ownership.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Item 8.01 Other Events

Determination of Estimated Per Share NAV

Background and Conclusion

The Company announces that its Board has determined an estimated per share net asset value of its common stock and is providing such information to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons who participated in the Company’s public offering in order to assist them in meeting their customer account statement reporting obligations under the National Association of Securities Dealers Conduct Rule 2340.

To assist the Board in establishing the Estimated Per Share NAV, the Company engaged CBRE Capital Advisors, Inc., a FINRA registered broker dealer firm that specializes in providing real estate financial services (“CBRE Cap”). CBRE Cap provided an analysis of the Company’s assets and liabilities (including individual property-level analysis) all of which was used to estimate a range of Estimated Per Share NAVs. The engagement of CBRE Cap was based on a number of factors including CBRE Cap’s expertise in valuation services and its, and its affiliates, breadth and depth of experience in real estate services. CBRE Cap engaged CBRE Valuation & Advisory Services, an affiliate of CBRE Cap that conducts appraisals and valuations of real properties (the “MAI Appraisals”), to perform cash flow projections and unlevered, ten-year discounted cash flow analyses from restricted-use appraisals for each of the Company’s wholly-owned operating assets as of December 31, 2015 (the “Valuation Date”). Based, in part, on the MAI Appraisals, CBRE Cap developed a valuation analysis of the Company’s assets and liabilities and provided that analysis to the Board in a report dated April 7, 2016 that contained, among other information, a range of per share net asset values for the Company’s common stock as of the Valuation Date (the “Valuation Report”).

The Board reviewed the Valuation Report, met with representatives from CBRE Cap in person and considered the material assumptions and valuation methodologies applied and described therein. On April 7, 2016, the Board unanimously adopted $9.02 as the Company’s Estimated Per Share NAV. The Valuation Report contained a range for the Company’s Estimated Per Share NAV of $8.60 to $9.44. Taking into consideration the reasonableness of the valuation methodologies, assumptions, and the conclusions contained in the Valuation Report, the Board determined the Company’s estimated net asset value to be approximately $777.5 million, or $9.02 per share, based on a share count of approximately 86.2 million shares issued and outstanding as of the Valuation Date. The Estimated Per Share NAV is the mid-point of the range of values provided by CBRE Cap.

The Board’s determination of the Estimated Per Share NAV was undertaken in accordance with the Company’s valuation policy and the recommendations and methodologies of the Investment Program Association, a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs” (“IPA Practice Guideline”). In accordance with the valuation policy and the IPA Practice Guideline, the Estimated Per Share NAV excludes any value adjustments due to the size and diversification of the Company’s portfolio of assets.

The Estimated Per Share NAV represents a snapshot in time, will likely change, and does not necessarily represent the amount a stockholder would receive now or in the future for his or her shares of the Company’s common stock. Stockholders should not rely on the Estimated Per Share NAV in making a decision to buy or sell shares of our common stock. The Estimated Per Share NAV is based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances, including changes to the value of individual assets as well as changes and developments in the real estate and capital markets, changes in interest rates, and changes in the composition of the Company’s portfolio. Please see “Valuation Methodologies,” and “Additional Information Regarding the Valuation, Limitations of the Estimated Per Share NAV and CBRE Cap” in this Current Report, below.

The Board, including all of the Board’s independent members, is ultimately and solely responsible for the determination of the Estimated Per Share NAV. The Company currently expects to publish an updated Estimated Per Share NAV on at least an annual basis.

Valuation Methodologies

As of the Valuation Date, the Company’s real estate portfolio was comprised of 54 retail properties, totaling approximately 6.0 million square feet. The weighted average period of time that the Company has owned the properties is 0.8 years as of the Valuation Date.

To estimate our per share value, CBRE Cap utilized the “net asset value” or “NAV” method, also known as the appraised value methodology, which is based on the fair value of real estate, real estate related investments and all other assets, less the fair value of total liabilities. The fair value estimate of our real estate assets is equal to the sum of its individual real estate values. Generally, CBRE Cap estimated the value of the Company’s real estate assets, using several methodologies including a discounted cash flow, or “DCF,” of projected net operating income, less capital expenditures, for each property, for the ten-year period ending December 31, 2025, and applied a discount rate which it believed was consistent with the inherent level of risk associated with the asset. The other methodologies considered consisted of the “direct cap rate” and “sales comparison” approaches. CBRE Cap believed use of the DCF approach was more appropriate because of the large percentage of multi-tenant assets owned by the Company. For all other assets, including cash and other current assets, fair value was determined separately based on current value. The Company’s business manager and advisor (the “Business Manager”) used generally accepted accounting principles to determine the fair value of the Company’s debt. The fair value of the Company’s debt was reviewed by CBRE Cap for reasonableness and utilized in the Valuation Report. CBRE Cap determined NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Net asset value per share was estimated by subtracting the fair value of our total liabilities from the fair value of our total assets and dividing the result by the number of common shares outstanding on a fully diluted basis as of the Valuation Date. CBRE Cap then applied a discount rate and capitalization rate sensitivity analysis on the weighted average terminal capitalization and discount rates used to value all wholly owned real estate assets, resulting in a value range equal to $8.60 to $9.44 per share. The mid-point in that range was $9.02. A valuation range was calculated by varying the discount rates and terminal capitalization rates by 2.5% in either direction, which represents a 5% sensitivity on the discount rate and terminal capitalization rate ranges. Terminal capitalization rates were sourced from the MAI Appraisals and varied by location, asset quality and supply and demand metrics. The estimated value of the Company’s real estate assets reflects an overall increase of 5.4% compared to the Company’s original cost of the real estate assets plus any capital expenditures invested by the Company.

The exit capitalization rate and discount rate have a significant impact on the estimated value under the net asset value method. The following chart presents the impact of changes to our share price based on variations in the exit capitalization and discount rates within the range of values determined by CBRE Cap.

	Range of Value and Rate
	Low	Midpoint	High
Share Price	$8.60	$9.02	$9.44
Exit Capitalization Rate	6.93%	6.76%	6.59%
Discount Rate	7.74%	7.55%	7.36%

The following table summarizes the individual components presented to the Board to estimate per share value:

Per Share
Real Estate Assets	$15.31
Cash and Other Assets, Net of Other Liabilities	0.52
Fair Value of Debt	(6.81)
Estimated Per Share NAV (midpoint)	$9.02

New Purchase Price under Amended and Restated Distribution Reinvestment Plan

Pursuant to the DRP, the price per share for shares of common stock purchased under the DRP is equal to the estimated value of a share, as determined by the Board and reported by the Company from time to time, until the shares become listed for trading, if a listing occurs, assuming that the DRP has not been terminated or suspended in connection with such listing. Accordingly, under the DRP, beginning with reinvestments made after April 7, 2016, and until we announce a new Estimated Per Share NAV, distributions may be reinvested in shares of our common stock at a price equal to $9.02 per share.

New Purchase Price under Share Repurchase Program

Pursuant to the SRP, we may repurchase shares at prices ranging from 92.5% of the “share price,” as defined in the SRP, for stockholders who have owned shares for at least one year to 100% of the “share price” for stockholders who have owned shares for at least four years. For repurchases sought upon a stockholder’s death or qualifying disability, we may repurchase shares at a price equal to 100% of the “share price.” After April 7, 2016, the “share price” is equal to the lesser of: (A) the offering price of our shares in our “best efforts” offering (unless the shares were purchased at a discount from that price, and then that purchase price), reduced by any distributions of net sale proceeds that we designate as constituting a return of capital; or (B) the most recently disclosed estimated value per share. Accordingly, under the SRP, beginning with repurchases after April 7, 2016, and until we announce a new Estimated Per Share NAV, the “share price” will be equal to $9.02 per share.

Additional Information Regarding the Valuation, Limitations of the Estimated Per Share NAV and CBRE Cap

Throughout the valuation process, the Board, the Business Manager and its senior members of management reviewed, confirmed and approved the processes and methodologies used by CBRE Cap and their consistency with real estate industry standards and best practices.

The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to the Valuation Date and any material change in such information, circumstances and/or conditions may have a material effect on the Estimated Per Share NAV. CBRE Cap’s valuation materials were addressed solely to the Company to assist the Board in establishing the Estimated Per Share NAV. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock.

Although CBRE Cap reviewed the information provided by the Company and the Business Manager for reasonableness, and utilized some of the information in its valuation analyses, CBRE Cap and its affiliates are not responsible for the accuracy of the information provided to it by the Company and the Business Manager. Neither CBRE Cap nor any of its affiliates, including CBRE Valuation & Advisory Services, is responsible for the Board’s determination of the Estimated Per Share NAV or the Board’s determination of the redemption price for shares under the Company’s SRP.

With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during its review. In connection with its work in preparing valuation materials, CBRE Cap did not, and it was not requested to, solicit third party indications of interest for the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the Estimated Per Share NAV, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at the Estimated Per Share NAV;

•	a stockholder would ultimately realize distributions per share equal to the Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the Estimated Per Share NAV if the Company listed them on a national securities exchange; or

•	the methodology used to estimate the Estimated Per Share NAV would be acceptable to FINRA or under the Employee Retirement Income Security Act (ERISA) for compliance with its reporting requirements.

In addition, the Estimated Per Share NAV does not reflect “enterprise value” which may include an adjustment for:

•	the large size of our portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;
•	any other intangible value associated with a going concern; or
•	the possibility that our shares could trade at a premium or a discount to net asset value if we listed our shares on a national securities exchange.

CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2015 revenue). CBRE Cap, a subsidiary of CBRE, is a FINRA registered broker dealer firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. Further, the Company and certain affiliates of the Business Manager have engaged affiliates of CBRE primarily for various real estate-related services, and the Company and the Business Manager anticipate that affiliates of CBRE will continue to provide similar real estate-related services in the future. In addition, the Company currently intends to use CBRE Cap to assist the Board in future determinations of the Company’s Estimated Per Share NAV. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates or related parties of the Business Manager have engaged and may engage CBRE Cap or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

Item   9.01 Financial Statements and Exhibits.

(d)  Exhibits:

99.1 Correspondence to Financial Advisors and Broker-Dealers

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “can,” “would,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appear,” or “believe.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K as of December 31, 2015 filed on March 15, 2016 and subsequent Form 10-Qs on file with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	April 7, 2016	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer